Exhibit 99.1

Revance Provides Preliminary Fourth Quarter and Full Year 2021 Financial Results and a Corporate Update
–Preliminary unaudited Q4 RHA® Collection revenue of between $23.0 million and $24.0 million
–Preliminary unaudited cash, cash equivalents, and short-term investments of approximately $225 million as of December 31
–Preliminary unaudited full year GAAP and Non-GAAP operating expenses to be on the low end of or below the previously announced guidance ranges of $375 million to $390 million and $270 million to $285 million, respectively
–Type A Meeting held with FDA regarding DaxibotulinumtoxinA for Injection; Update to be provided upon receipt of meeting minutes
–FDA approved RHA® Redensity dermal filler for the treatment of perioral rhytids (lip lines) on December 22, 2021
NASHVILLE, Tenn., Jan. 7, 2022 - Revance Therapeutics, Inc. (Nasdaq: RVNC), a commercial stage biotechnology company focused on innovative aesthetic and therapeutic offerings, today provided preliminary fourth quarter and full year 2021 financial results and a corporate update.
Financial Update:
•Preliminary Unaudited Full Year 2021 RHA® Collection Revenue. Revance expects preliminary fourth quarter 2021 RHA® Collection unaudited revenue to be between $23.0 million and $24.0 million, resulting in full year 2021 unaudited RHA® Collection revenue of between $70.0 million and $71.0 million.
•Payment Processing Volume. The company expects its fourth quarter 2021 payment processing volume run-rate to be nearly $600 million.
•Aesthetic Accounts. The company concluded the fourth quarter of 2021 with over 3,000 aesthetic accounts across products and services.
•Preliminary Unaudited Full Year 2021 Operating Expenses. The company expects its full year 2021 unaudited generally accepted accounting principles (GAAP) and non-GAAP operating expenses to be on the low end of or below the previously announced guidance ranges of $375 million to $390 million and $270 million to $285 million, respectively.
•Cash Update. Preliminary unaudited cash, cash equivalents and short-term investments as of December 31, 2021 were approximately $225 million.
“2021 was a year of commercial execution for Revance and we were very pleased to end the fourth quarter having more than doubled our RHA® Collection revenue and fintech payment processing volume run-rates over the same period last year. Moreover, we ended the year with over 3,000 aesthetic accounts across the nation, serving as a strong commercial foundation for continued growth. These results were made possible by our targeted strategy, differentiated portfolio and outstanding team,” said Mark J. Foley, Chief Executive Officer of Revance.
Foley continued, “Also, we were encouraged by the FDA’s timely acceptance of our Type A meeting request and believe our meeting has informed our next steps for our BLA resubmission. We plan to provide an update on our regulatory pathway once we receive the formal meeting minutes from the FDA. Looking ahead, obtaining approval for DaxibotulinumtoxinA for Injection for the treatment of glabellar lines remains our top priority in 2022, in addition to increasing our revenue and deepening our customer relationships, all while preserving our cash to maximize our financial flexibility. We remain encouraged by the ongoing growth of the neuromodulator market, despite the pandemic, and continue to believe that our long-acting neuromodulator, once approved, paired with our leading dermal fillers and relational commerce platform, will provide us with a significant opportunity for differentiation in the market.”
Corporate Update:
•Type A Meeting with U.S. Food and Drug Administration (FDA) for DaxibotulinumtoxinA for Injection. Revance recently held a Type A meeting with the FDA to gain clarity and alignment on the requirements for approval for its biologics license application (BLA) for DaxibotulinumtoxinA for Injection for the treatment of glabellar lines. The company plans to provide an update on its regulatory pathway once it receives the meeting minutes.
•RHA® Redensity Dermal Filler Received FDA Approval. On December 22nd, Revance’s partner, Teoxane SA, received U.S. FDA approval for RHA® Redensity’s first indication, which is for the treatment of moderate to severe dynamic perioral rhytids (lip lines) in adults aged 22 or older. RHA® Redensity further bolsters the versatility of the RHA® Collection of dermal fillers.
•Strategic Priorities. Revance continues to focus its capital allocation on supporting its strategic priorities of obtaining FDA approval for DaxibotulinumtoxinA for Injection for the treatment of glabellar lines as soon as possible, increasing top-line growth with the RHA® Collection of dermal fillers and expanding and deepening customer relationships through the OPUL™ Relational Commerce platform.
About Revance
Revance is a commercial stage biotechnology company focused on innovative aesthetic and therapeutic offerings, including its next-generation neuromodulator product, DaxibotulinumtoxinA for Injection. DaxibotulinumtoxinA for Injection combines a proprietary stabilizing peptide excipient with a highly purified botulinum toxin that does not contain human or animal-based components. Revance has successfully completed a Phase 3 program for DaxibotulinumtoxinA for Injection in glabellar (frown) lines and is pursuing U.S. regulatory approval. Revance is also evaluating DaxibotulinumtoxinA for Injection in the full upper face, including glabellar lines, forehead lines and crow's feet, as well as in two therapeutic indications - cervical dystonia and adult upper limb spasticity. To accompany DaxibotulinumtoxinA for Injection, Revance owns a unique portfolio of premium products and services for U.S. aesthetics practices, including the exclusive U.S. distribution rights to the RHA® Collection of dermal fillers, the first and only range of FDA-approved fillers for correction of dynamic facial wrinkles and folds, and the OPUL™ Relational Commerce Platform. Revance has also partnered with Viatris (formerly Mylan N.V.) to develop a biosimilar to BOTOX®, which would compete in the existing short-acting neuromodulator marketplace. Revance is dedicated to making a difference by transforming patient experiences. For more information or to join our team visit us at www.revance.com.
“Revance Therapeutics” and the Revance logo are registered trademarks of Revance Therapeutics, Inc.

Resilient Hyaluronic Acid® and RHA® are trademarks of TEOXANE SA.
BOTOX® is a registered trademark of Allergan, Inc.

Preliminary Financial Information
The preliminary financial information included in this press release is unaudited and based on currently available information and does not present all necessary information for a complete understanding of Revance’s financial condition as of December 31, 2021, or the Company’s results of operations for the year ended December 31, 2021.
Forward-Looking Statements
Any statements in this press release that are not statements of historical fact, including statements related to the toxin market and the company’s financial outlook, payment processing volume run-rate, milestone expectations and financial performance; ability and steps to obtain, and the timing relating to approval of DaxibotulinumtoxinA for Injection in glabellar lines; Type A meeting with the FDA; development of a biosimilar to BOTOX®; anticipated growth, strategic priorities, cash preservation, customer relationships, market differentiation and value creation; and business strategy, timeline, goals, plans and prospects, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, events, circumstances or achievements reflected in the forward-looking statements will ever be achieved or occur.
Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations. These risks and uncertainties relate, but are not limited to: the results, timing, costs, and completion of our research and development activities and regulatory approvals, including our ability to remediate deficiencies identified by the FDA, obtain FDA approval of the BLA for DaxibotulinumtoxinA for Injection for the treatment of glabellar lines, including as a result of observations made by the FDA during the site inspection or other reasons; the timing of capital expenditures; the impact of the COVID-19 pandemic on our manufacturing operations, supply chain, end user demand for our products and services, commercialization efforts, business operations, regulatory meetings and approvals, clinical trials and other aspects of our business and on the market; our ability and the ability of our partners to manufacture supplies for our product candidates and our ability to acquire supplies of the RHA® Collection of dermal fillers; the uncertain clinical development process; the risk that clinical trials may not have an effective design or generate positive results or that positive results would assure regulatory approval or commercial success; the applicability of clinical study results to actual outcomes; the rate and degree of economic benefit, safety, efficacy, commercial acceptance, market, competition and/or size and growth potential of the RHA® Collection of dermal fillers, OPUL™ and our drug product candidates, if approved; our ability to continue to successfully commercialize the RHA® Collection of dermal fillers and OPUL™ and our ability to successfully commercialize DaxibotulinumtoxinA for Injection, if approved, and the timing and cost of commercialization activities; the proper training and administration of our products by physicians and medical staff, including the RHA® Collection of dermal fillers; our ability to expand sales and marketing capabilities; the status of commercial collaborations; changes in and failures to comply with privacy and data protection laws; our ability to effectively manage our expanded operations in connection with the acquisition of Hint, Inc; the profitability of and our ability to scale OPUL™; our ability to obtain funding for our operations; our ability to continue obtaining and maintaining intellectual property protection for our drug product candidates; the accuracy of our estimates regarding future expenses, future revenues, capital requirements, our financial performance and the economics of DaxibotulinumtoxinA for Injection, the RHA® Collection of dermal fillers and OPUL™; the cost and our ability to defend ourselves in product liability, intellectual property, class action or other lawsuits; the volatility of our stock price; and other risks. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in our periodic filings with the Securities and Exchange Commission (SEC), including factors described in the section entitled "Risks Factors" on our Form 10-K filed with the SEC on February 25, 2021 and including, without limitation, our Form 10-Q for the quarter ended September 30, 2021, filed with the SEC on November 9, 2021. The forward-looking statements in this press release speak only as of the date hereof. We disclaim any obligation to update these forward-looking statements.
Use of Non-GAAP Financial Measures
This release includes preliminary unaudited non-GAAP operating expense, which excludes costs of revenue, depreciation, amortization and stock-based compensation. Revance excludes costs of revenue, depreciation, amortization and stock-based compensation because management believes the exclusion of these items is helpful to investors to evaluate Revance's recurring operational performance. Revance management uses this non-GAAP financial measure to monitor and evaluate its operating results and trends on an on-going basis, and internally for operating, budgeting and financial planning purposes. The non-GAAP financial measure should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.
Revance is unable to reconcile preliminary unaudited non-GAAP operating expense to the most directly comparable GAAP measure because the items that are being excluded from the non-GAAP financial measure are difficult to predict and a reconciliation or a range of results could lead to disclosure that would be imprecise or potentially misleading. Material changes to any one of the exclusions could have a significant effect on our preliminary estimates and GAAP results. Such items include costs of revenue, depreciation, amortization, and stock-based compensation.
Media
Revance Therapeutics, Inc.:
Sara Fahy, 949-887-4476
sfahy@revance.com

Investors
Revance Therapeutics, Inc.:
Jessica Serra, 626-589-1007
Jessica.serra@revance.com
or
Gilmartin Group, LLC.:
Laurence Watts, 619-916-7620
laurence@gilmartinir.com

Source: Revance Therapeutics, Inc.